UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 31, 2018

ABAXIS, INC.

(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2018 (the “Closing Date”), Abaxis, Inc., a California corporation (the “Company”) completed its previously announced merger with Zeus Merger Sub, Inc., a California corporation (“Merger Sub”) and an indirect wholly owned subsidiary of Zoetis Inc. (“Zoetis”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2018, by and among the Company, Zoetis and Merger Sub. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Zoetis (the “Merger”).

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each outstanding share of common stock, no par value, of the Company (the “Company Common Stock”) (other than shares, if any, held by the Company, Zoetis, Merger Sub or any of their subsidiaries and shares with respect to which dissenters rights were properly demanded in accordance with the Corporations Code of the State of California) was converted into the right to receive $83.00 in cash, without interest, per share (the “Merger Consideration”).

Additionally, subject to the terms and conditions of the Merger Agreement, certain Company time- and performance-based restricted stock unit awards vested automatically upon the occurrence of the Effective Time in accordance with their existing terms and were cancelled and automatically converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock underlying such awards. All other Company time- and performance-based restricted stock unit awards were cancelled and automatically converted at the Effective Time into time-vesting restricted stock unit awards with respect to shares of common stock, par value $0.01 per share, of Zoetis (the “Zoetis Common Stock”), with the number of underlying shares adjusted to reflect an exchange ratio based on the closing prices of shares of Zoetis Common Stock and Company Common Stock for the ten full trading days before the closing of the Merger, and on substantially the same terms and conditions (including the time-based vesting schedule) as were applicable to such Company restricted stock unit awards immediately prior to the Effective Time, except that any performance goals underlying such Company performance-based restricted stock unit awards were deemed satisfied as of the Effective Time.

Upon the closing of the Merger, the shares of Company Common Stock, which previously traded under the ticker symbol “ABAX” on the Nasdaq Stock Market (“Nasdaq”), have ceased trading on, and were delisted from, the Nasdaq.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2018.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on July 31, 2018, the Company notified Nasdaq of the effectiveness of the Merger and of its intent to remove the Company Common Stock from listing on Nasdaq and requested that Nasdaq file a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock. Trading of the Company Common Stock on Nasdaq is expected to be halted prior to the opening of trading on August 1, 2018.

The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, Zoetis acquired 100% of the voting securities of the Company and as a result, a change of control has occurred. Upon consummation of the Merger, the Company became an indirect wholly-owned subsidiary of Zoetis. The aggregate purchase price paid for all equity securities of the Company was approximately $2.0 billion in cash.

The information disclosed under Item 2.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignations, Removals and Appointments

In accordance with the terms of the Merger Agreement, at the Effective Time, each of Clinton H. Severson, Vernon Altman, Richard J. Bastiani, Michael D. Casey, Henk J. Evenhuis and Prithipal Singh ceased to serve as directors of the Company. The directors of Merger Sub immediately prior to the Effective Time became the directors of the Company, each to hold office in accordance with the Amended and Restated Certificate (as defined below) and the Amended and Restated Bylaws (as defined below) of the Company until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time became the officers of the Company immediately after the Effective Time, each to hold office in accordance with the Amended and Restated Certificate (as defined below) and the Amended and Restated Bylaws (as defined below) of the Company until their respective successors are duly appointed.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company was amended and restated as provided in the Merger Agreement (the “Amended and Restated Certificate”). The Amended and Restated Certificate is attached as Exhibit 3.1 hereto and incorporated herein by reference.

At the Effective Time, the amended and restated bylaws of the Company were amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s stockholders (the “Special Meeting”) was held on July 31, 2018. At the Special Meeting, the Company’s stockholders, upon the recommendation of the board of directors of the Company, voted in favor of the adoption of the Merger Agreement and the principal terms thereof and approved the Merger (the “Merger Agreement Proposal”). The Company’s stockholders did not approve on an advisory basis, the merger-related compensation that may be paid or become payable to the Company’s named executive officers (the “Compensation Proposal”). The Company’s stockholders also approved the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies to vote in favor of the adoption of the Merger Agreement Proposal (the “Adjournment Proposal”). Because there were sufficient votes at the Special Meeting to adopt and approve the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary.

Each proposal is described in detail in the Company’s definitive proxy statement, dated June 27, 2018, which was filed with the SEC on June 27, 2018 and mailed to the Company’s stockholders on June 29, 2018. Stockholders owning a total of 20,238,345 shares voted at the Special Meeting, representing approximately 88% of the shares of the Company Common Stock issued and outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

PROPOSAL 1

The Merger Agreement Proposal.

Votes For	Votes Against	Abstentions
20,114,274	83,958	40,112

PROPOSAL 2

The Compensation Proposal.

Votes For	Votes Against	Abstentions
7,543,918	12,643,041	51,385

PROPOSAL 3

The Adjournment Proposal.

Votes For	Votes Against	Abstentions
19,219,613	976,641	42,090

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Zoetis Inc., Zeus Merger Sub, Inc. and Abaxis, Inc., dated as of May 15, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Abaxis, Inc., filed with the U.S. Securities and Exchange Commission on May 16, 2018).

3.1	Amended and Restated Certificate of Incorporation of Abaxis, Inc.

3.2	Amended and Restated Bylaws of Abaxis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018

ABAXIS, INC.

By:	/s/ Salvatore Gagliardi
Name:	Salvatore Gagliardi
Title:	Vice President